                                                                   EXHIBIT 10.31

                      DEVELOPMENT AND MARKETING AGREEMENT
                      -----------------------------------

     This DEVELOPMENT AND MARKETING AGREEMENT is made and entered into as of this 12th day of March 1999 by and between HARWOOD PALMDALE PARTNERS I, LP, a Limited Partnership, ("Owner" herein) and INCO HOMES CORPORATION, a Delaware corporation ("Builder" herein) with reference to the following facts:

     A. Owner has fee title to that certain parcel of undeveloped real property located in Palmdale, California, the legal description of which is set forth on Exhibit A (the "Property" herein). The Property has been subdivided into seventy-nine (79) lots (the "Lots" herein) which Owner desires to be developed with single family, detached homes (the "Homes" herein). The development and construction of seventy-nine (79) single family, detached Homes on the Lots together with all of the required on-site and off-site infrastructure required therewith is collectively referred to as the "Project" herein.

     B. Builder is a licensed building contractor in the State of California whose primary expertise is the construction and sale of single family, detached homes.

     C. Owner desires to engage the services of Builder to develop and construct the Project and market the completed Homes. Such services shall include coordinating existing and future entitlements, constructing all on-site and off-site infrastructure improvements, constructing the Homes, marketing the Homes, and providing warranty and customer service work for the completed and sold Homes, all pursuant to the terms and conditions set forth in this Agreement.

     D. Provided that Owner delivers fully entitled Lots to Builder together with all of the financing and bonding in amounts and at the time required to develop the Project and to pay all of the costs (none of which shall be the responsibility of Builder) to develop the Project and market the Homes, Builder is willing to perform such development and marketing services for Owner pursuant to the terms and conditions set forth in this Agreement.

     NOW, THEREFORE,   in reliance on the facts set forth in the above recitals
and in consideration of the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

     1.  Engagement.
         ----------

     Owner hereby engages the services of Builder to develop and construct the Project and market the Homes, and Builder hereby agrees to accept such engagement and provide said services to Owner for the consideration and upon the terms and conditions hereinafter set forth.

     2.  Development of the Project and Marketing of the Homes.
         -----------------------------------------------------

     Builder agrees to diligently develop and construct the Project and market the completed Homes, as more specifically provided herein. Such development responsibilities of Builder shall generally include coordinating both the existing and future entitlements that benefit the Property, constructing the on-site and off-site infrastructure for the Project, constructing the Homes and providing all warranty and customer service construction and repairs for the

                                       1.

completed and sold Homes. Such marketing responsibilities of Builder shall generally include designing the Homes, constructing, landscaping, and decorating the model complex, holding a Grand Opening for the Project, setting the sale prices of the Homes, signage, advertising, developing and printing marketing brochures, sales contracts, and material, hiring and overview of sales personnel and managing all other pre-closing and post-closing relationships with the Home buyers. Builder agrees to use its reasonable best efforts under the circumstances that exist from time to time during the term hereof to perform its services hereunder in a manner that, subject to the rights of Owner to direct Builder and subject to the performance of Owner of its obligations (particularly funding) hereunder, shall be intended to maximize the sales revenue from the completed Homes.

     3.  Term.
         ----

     The term of this Agreement shall commence on the date hereof and unless earlier terminated by either Owner or Builder as provided herein, shall continue until the close of the sale escrow of the last Home in the Project.

     4.  Title - Full Cooperation By Owner.
         ---------------------------------

     Title to the Property shall remain in the name of Owner. Owner shall fully cooperate with Builder as requested by Builder to perform its services hereunder and Owner also agrees to promptly sign all maps, governmental forms, utility agreements, deeds of trust, sales agreements, escrow instructions, deeds, and all other documents required by Builder to develop the Project and market the Homes.

     5.   Phase Budget.
          ------------

          (a)   Approval of Phase Budget.  Prior to the commencement of any
                ------------------------
construction hereunder, Builder shall submit to Owner, for Owner's review and reasonable approval, the proposed cost breakdown schedule for the development of the first "Phase" of Homes (as defined in Paragraph 8 hereof) and related improvements (the "Phase Budget" herein). Within Five (5) business days following receipt by Owner of the proposed Phase Budget, Owner shall notify Builder of Owner's approval or disapproval of the same, which approval Owner shall not unreasonably withhold. Failure of Owner to notify Builder in writing within five (5) business days of the disapproval of any item in the Phase Budget, the Phase Budget as submitted by Builder shall be deemed to be approved. If all or any portion of the proposed Phase Budget is disapproved, the parties shall meet as soon as reasonably practicable thereafter to endeavor in good faith to reach agreement on the Phase Budget. Builder shall not make any commitment or contract which is materially (more than 10%) more in cost for a line item than as set forth for said line item in the Phase Budget as it may be amended from time to time without the prior written consent of Owner which consent Owner shall not unreasonably withhold. Builder shall submit to Owner a new Phase Budget for each Phase of the Project which new Phase Budget shall be reviewed and reasonably approved by Owner and followed by Builder as provided herein.

          (b)   Conformity with Phase Budget.  Builder shall use its best
                ----------------------------
efforts to cause each Phase to be completed in all reasonable respects in conformity with the Phase Budget. Builder shall hold monthly job cost meetings with representatives of the Owner and shall prepare monthly updates of the phase Budget with variance explanations and Project cost reports

                                       2.

showing actual expenditures made during such month and from the beginning of the phase to date, by category of expenditures, and a comparison thereof to budgeted expenses and estimated cost of completion of the improvements. Revised Phase Budget may be submitted to Owner in order to secure additional funding to insure subcontractor payment.

     6.   Phase Schedule.
          --------------

          (a)   Approved Phase Schedule.  Concurrently with the delivery of the
                -----------------------
proposed Phase Budge, Builder shall submit to Owner, for Owner's review and reasonable approval, the proposed schedule for the design and construction of the Phase, and the proposed schedule for the marketing and sales for the Homes in the Phase (the "Phase Schedule"). The proposed Phase Schedule shall be subjected to Owner's prior reasonable approval, which approval Owner shall not unreasonably withhold, and the Phase Schedule shall be approved and updated for each Phase in the same manner as the Phase Budget.

          (b)   Conformity with Phase Schedule.  Builder shall use its
                ------------------------------
reasonable best efforts to cause each Phase to be completed in all respects in conformity with the Phase Schedule. Builder shall prepare and deliver to Owner monthly progress reports setting forth the actual construction progress achieved during such month and from the beginning of the Phase to date, and comparison thereof to scheduled construction progress for the same period and sales reports setting forth the actual sales consummated and escrows closed during such month and from the beginning of the Phase to date.

     7.   Design of Homes.
          ---------------

          Owner has provided Builder with the design of the Homes it intends to develop on the Property. Builder has reviewed the design of the Homes and has agreed that Builder will construct and market the Homes pursuant to the design therefor furnished by Owner to Builder.

     8.   Phasing of Development.
          ----------------------

          Owner and Builder hereby agree that to minimize the financial risk to Owner, Builder shall develop the Project in phases, with a phase typically (but not limited to) approximately ten (10) to twenty (20) Homes (a "Phase" herein). Accordingly, Builder shall submit all budgets and schedules required pursuant to this Agreement on a Phase-By-Phase basis. Budgets and schedules shall set forth Builder's estimates of the proper allocation to particular phases of those items which impact more than one phase of the project.

     9.   Builder's Development and Construction Duties.
          ---------------------------------------------

          Subject to government restrictions and approvals (entitlements), the physical condition of the Property, the availability from the Owner of adequate funds/financing, the posting by the Owner of all required bonds, deposits, and other required forms of security, and the market for new single family houses of the type and in the price range of the Homes, Builder shall use its reasonable best efforts to continuously and diligently to do all things necessary to cause the Homes and other improvements in the Project to built, and the constructed Homes to be offered for sale and sold in accordance with the Phase Schedule and the Phase Budget. Without limiting the generality of the foregoing, Builder's duties are described more particularly below:

                                       3.

          (a)  Development.  Builder, at the sole cost and expense of Owner,
               -----------
shall work with the Owner to obtain all appropriate governmental authorities having jurisdiction over the Project to obtain, maintain and process all necessary zoning, permits, approvals, licenses, entitlements and consents required to develop the Project including without limitation, any necessary building permits, grading permits, and development agreements regarding the construction of or funding of the Homes with the appropriate governmental entities. In obtaining such zoning, permits, approvals, licenses, entitlements and consents, Builder shall, at the sole cost and Expense of Owner, work with the Owner to prepare and process as necessary all environmental impacts reports, bonds, utility agreements, maps, studies, drawings, applications, and other necessary or appropriate items of every description. Applications for approval of licenses, permits, subdivision maps, bond and utility agreements shall be in the name of and approved by Owner. Owner and Builder shall fully cooperate with each other to obtain all such items required to develop the Project and Owner or Owner's authorized agent shall promptly execute all documents and agreements required by Builder in connection therewith.

          (b)  Construction.  Builder shall act as the general contractor for
               ------------
the construction of the Project and, as such shall be responsible for the following:

               (i) Builder shall furnish or arrange for all consultants, skills labor, materials, supplies, equipment, services, machinery, tools and other items of every description reasonably required for the prompt and efficient construction of the Homes and other improvements in the Project in a good and workmanlike manner and substantially in accordance with the current Phase Budget:

               (ii) Builder shall enter into contracts with such subcontractors and material suppliers as are necessary to cause the Homes to be constructed substantially in accordance with this Agreement. All such acts shall be entered into by Builder and shall specifically provide (x) Owner is a third-party beneficiary thereunder (y) at any time may request any information it deems necessary from the contractors and such information will be provided within five (5) business days and (z) in the event Builder's involvement in the Project terminates, the subcontractor will, upon Owner's request, recognize Owner as the successor-in-interest to Builder under the subcontract. Builder shall require all subcontractors to obtain and maintain at all times during commercial general liability policy on a primary and non-contributing basis on which the Owner and Builder shall require all subcontractors to carry workers compensation coverage on a basis consistent with Builder's customary practices as may change from time to time; and

               (iii) Builder shall cause the Project to be constructed, substantially in accordance with all governmental requirements and existing plans and specifications as are approved by Owner.

          (c)  Bonds and Deposits.  Builder shall prepare all necessary
               ------------------
documents and instruments required for the posting of any bonds, letters of credit, deposits or other forms of security required by any governmental entity or utility in connection with the project. Builder shall prepare any and all deposit agreements of the deposits in a timely fashion. Owner shall furnish, at its sole cost and expense, all bonds, letters of credit, deposits or other forms of security, required of any governmental entity or utility with respect to the Project. Builder shall request, tack and cause any bonds, letters of credits, deposits or other forms of security that have been posted by Owner in favor of any governmental entity or utility in connection with the

                                       4.

Project to be exonerated when all obligations thereunder are satisfied. Builder shall maintain a schedule of such security and assess the timing for such exoneration and shall prepare all necessary documents and instruments required or the timely exoneration of same.

          (d)  Warranties and Customer Service.  Builder shall provide and
               -------------------------------
administer the warranty and customer service programs with respect to the Project and for the Homes constructed and sold hereunder. In connection therewith, Builder shall use all reasonable efforts to enforce the warranty provisions of any subcontractors so that the subcontractors thereunder are required to perform warranty work in accordance with the terms of their respective contracts. To the extent warranty work is not performed by a subcontractor at its cost pursuant to a subcontract, Builder shall, at the sole cost and expense of Owner, (either directly or through the engagement of subcontractors) provide and administer all required warranty and customer service work. The performance of such warranty work shall be conducted in accordance with the Builder's customer service program, as such program may be established and modified by the Builder during the term of this Agreement.

     10.  Builder's Sales Duties.
          ----------------------

          (a)  Development and Implementation of Sales Program.  Promptly
               -----------------------------------------------
following the execution of this Agreement, Builder shall develop a program for selling the Homes and shall arrange for the construction, preparation, and availability of such models and other marketing sales tools and materials as shall be necessary to such program. Builder shall deliver a schedule of proposed pricing and plotting mixes for the Homes to Owner for its prior reasonable approval. Based on the recommendation of Builder, Owner shall approve a range of sales prices for the Homes and Builder is authorized to sell such Homes for a price within such range. A Home may not be sold below the established sales price without the prior reasonable consent of Owner. Builder shall, at the sole cost and expense of Owner, construct and maintain both the interior and exterior of the model Homes, including all decorating and landscaping, hold a Grand Opening for the Project, establish the sales program, advertise the Project in such media as the Builder may determine provide appropriate signage for the Project, and prepare all sales tools, including allowances and other public relations activities shall be subject to Owner's prior obligations. Every cost and expense of marketing the construction, landscaping, and decoration of the model complex, holding a Grand Opening for the Project, signage, advertising, developing and printing marketing brochures, sales contracts and materials, and constructing and maintaining an on-site sales office shall be paid by Owner. Only the cost of all brokerage fees and sales commissions to sell the Homes due to the sales personnel of Builder shall be paid solely by Builder, but all commissions due to third parties shall be paid by Owner. The Builder's services shall include:

               (i) Providing at its sole cost all on-site sales staffing as required, provided, however, that Owner will permit the Builder to employ members of Builder's existing sales staff. Builder has sole authority to maintain (hire and fire) onsite sales staff.

               (ii) Preparing at its sole cost and submitting to Owner monthly competitor reports and other outside market studies to review pricing, incentives, absorption rates, demographics and the like:

                                       5.

               (iii) Assigning a sales manager employed by Builder to the Project who will act as a liaison between Builder and the Owner by the Builder at the sole expense of Builder;

               (iv) Builder will strategically advertise the Project. Builder will conduct periodic advertising meetings and coordinate, supervise, and furnish the advertising agency with advertising direction and focus. Actual advertising costs and expenses will be subject to Owner's prior reasonable approval and will be Owner's sole cost and responsibility. Ad placement will be handled by Builder's account manager through the advertising agency. A reputable and professional advertising firm shall be retained by Builder to assist with marketing and advertising the Project;

               (v) A weekly sales report will be furnished showing daily traffic, media origin, and sources of the sales; and

               (vi) Builder will organize and handle the staffing, selection, and purchase of all standard design center option equipment and promote the design center sales. Builder will coordinate and provide for the installation of all such design center equipment in the Homes.

          (b)  Escrow Coordination Program.  Promptly following the execution of
               ---------------------------
this Agreement, Builder shall establish an escrow program for processing and closing Home sale escrows in coordination with Builder's customer/homeowner warranty service department. The escrow coordination program shall also coordinate and/or provide sources of end loan financing for the Homebuyers.

          (c)  Builder's Role in Sales Activity.  In addition to any duties
               --------------------------------
relating to the sale of Homes set forth elsewhere in this Agreement, Builder shall perform each of the following:

               (i)    Supervision of Sales Activity.  Builder shall use its
                      -----------------------------
reasonable best efforts to ensure that all sales activities, are supervised and conducted in a manner that complies with this Agreement and all applicable laws and regulations;

               (ii)   Review and Execution of Sales Agreements.  Salespersons
                      ----------------------------------------
shall be authorized only to obtain offers from prospective buyers of the Homes and shall have no authority to accept such offers or enter into binding agreements for the sale of the Homes. A senior executive officer of Builder shall be responsible for reviewing and approving each and every sales agreement, and each sale shall be effected using only those forms of sales agreements and other documents previously approved by both Builder and Owner. If a sales agreement for a Home that is reviewed by Builder is in a form and contains only those terms that have been approved by Owner, and if Builder believes in good faith that the sale transaction proposed by such sales agreement should be entered into by Owner, then one of the above-described senior executive officers of Builder acting as an agent of Owner, shall execute such sales agreement on behalf of Owner; and

               (iii)  Escrow Instruction.  The persons who are authorized to
                      ------------------
execute sales agreements on behalf of Owner shall also be authorized to execute escrow instruction on behalf of Owner to effectuate the closing of sales of the Homes to buyers. The general form of

                                       6.

escrow instructions to be used shall be approved by both Builder and Owner prior to its use. Builder shall designate the escrow holder for all Home sales. While Builder may recommend a title insurance company to the Homebuyer, all title insurance policies to be issued in conjunction with the sale of Homes shall be issued by a title company selected by the Homebuyer.

          (d)  Commissions Payable to Builder.  Except for Builder's
               ------------------------------
compensation set forth in Paragraph 27(c) hereof, Builder shall not be entitled to commission or other compensation in connection with their activities performed pursuant to this Agreement with respect to sales.

          (e)  Sales Representations.  Builder and any sales persons shall be
               ---------------------
authorized only to make representations concerning the Project or sale of the Homes that are approved by Owner. Builder shall be responsible for closely monitoring the activities and performance of all salespersons.

     11.  Coordination with Owner's Bank.
          ------------------------------

          Builder acknowledges that Owner intends to obtain various loans from various financial institutions (collectively "Bank" herein) in connection with the development of the Project and Builder shall assist Owner to obtain all such required financing but shall have no direct financial obligation with respect thereto. Builder shall review and become familiar with the terms and obligations of these loans and shall develop the Project in a manner which complies with all loan covenants in order to minimize Owner's exposure under such loans (i.e., start restrictions, accelerated payoffs, standing inventory, etc.) At the request of Owner or Bank, Builder shall, at the sole cost of Owner, prepare proforma and actual cost, income, cash flow and other financial projections and reports for the Project, including product line profitability analysis and projections of return on cost. These projections shall be supplemented and/or updated throughout the course of development to reflect any major changes or deviations. Builder shall obtain the approval of Owner and Bank prior to commencing the construction of any Homes. At Owner's request, Builder shall prepare bank loan submissions and draw requests.

     12.  Operation and Quarterly Review Meetings.
          ---------------------------------------

          In addition to all other meetings to be held by Builder and Sales Agent pursuant to this Agreement, Builder shall hold monthly operations meetings with representatives of Owner. All meetings required hereunder between Owner and Builder shall, unless otherwise approved by both parties, be held at the principal executive office of Builder. Builder agreed to hold such other meetings concerning the Project at such time as reasonably requested by Owner.

     13.  Compliance with Laws.
          --------------------

          Builder, its employees, agents, and subcontractors shall use its reasonable best efforts to comply with all laws, ordinances and regulations, permits, licenses and approvals, obtained from any governmental entity in connection with the Project.

     14.  Inspections.
          -----------

          Owner shall, at its sole cost and expense, have the right, but not the obligation, to inspect the progress and quality of all work performed by, or under subcontract to, Builder in

                                       7.

connection with the Project, to require the replacement of any defective or improper work, and to refuse payment of any funds until such matters have been remedied. Inspections by Owner shall not in any manner constitute Owner's approval or acceptance of the progress or quality of the work. The failure of Owner to inspect shall not relieve Builder of its duties under this Agreement.

     15.  Approvals by Owner.
          ------------------

          Owner shall have the right to generally review and reasonably approve all aspects of the Project including, but not limited to, all contracts, plans, specifications, designs and schedules and all amendments thereto and deviations therefrom. In addition, all requests or applications, together with all supporting documentation for governmental approvals or permits of any kind, shall be submitted to, and approved by, Owner prior to filing with the governmental agency, and Owner may request copies of all written communications between Builder and the governmental agencies processing such requests or applications. Builder shall immediately notify Owner in writing of any changes to requirements, conditions, or entitlements being sought by any governmental entity whether the change has been requested by the entity either orally or in writing. Builder shall furnish all such items from time to time to Owner and, if Owner fails to notify Builder in writing within Five (5) business days of receipt of such item in question shall be deemed to be approved by Owner.

     16.  Land Maintenance and Protection.
          -------------------------------

          During the term of this Agreement, Builder shall, at the sole cost of Owner, maintain the property free of weeds, debris, pests and toxic or hazardous substances with the exception of what is legal, reasonable, sufficient, and prudent to operate equipment to construct the contemplated improvements thereon. In addition, Builder shall, at the sole cost and expense of Owner, at all times take such actions as are reasonably necessary to protect the Project and all improvements thereon, whether or not completed, from being damaged by the work of Builder or any subcontractor or other persons or cause including, but not limited to, vandals and the elements.

     17.  Liens.
          -----

          Provided that Owner has provided Builder with sufficient funds to develop the Project, Builder shall not suffer or permit to be enforced against the Property of any part thereof, any mechanics', laborers', materialmen's, contractors', subcontractors', or any other liens, except to the extent caused solely by a default of Owner, arising from or any claim for damages growing out of any work or construction or improvement in connection with the Project or except for a bona fide dispute between Builder and subcontractor which Builder may, but is not obligated to, bond against.

     18.  Ownership of Plans and Materials.
          --------------------------------

          As between Owner and Builder, all specifications and all marketing and sales materials, including advertising, signs, and promotional materials prepared for and/or used in connection with the Project by or for Builder shall, at all times, be solely the property of Builder. Plans, however, shall remain the sole property of owner. Builder shall, however, deliver to Owner all advertising, sales materials, and the like which relate only to the Project and which

                                       8.

Builder cannot use on its other projects. All consultants' contracts shall provide that Owner is entitled to received from the consultant upon demand all work-product for the Project generated by the consultant which is not otherwise the property of Builder. Upon the expiration or earlier termination of this Agreement, Builder shall deliver immediately to Owner all copies in Builder's possession of all such documents not owned by Builder for Owner's use as it deems appropriate.

     19.  Builder as Agent for Limited Purposes.
          -------------------------------------

          Builder and Owner acknowledge and expressly agree and Builder shall not make and representations to the contrary, that (as provided in Paragraph 20 hereof) Builder is an independent contractor, and nothing contained in this Agreement, unless expressly to the contrary, shall be construed as making Builder or any other person the agent or employee of Owner, whether actual, implied or apparent, or as authorizing Builder or any other persons to bind or obligate Owner, or as making Owner responsible or liable for any of Builder's acts or obligations under this Agreement. Notwithstanding the provisions of the foregoing sentence, Builder is hereby designated as the limited agent of Owner during the term of this Agreement, specifically and only to: (I) carry out its obligations in connection with the development of the Project and the sale of the Homes, (ii) execute notices of completion pertaining to the work to be completed by Builder pursuant to this Agreement, (iii) execute agreements in connection with the marketing and sales of the Homes, provided that the terms and conditions of all such agreements are approved in advance in writing by Owner, and (iv) obtain any bond exonerations and utility refunds or other deposits.

     20.  Builder as Independent Contractor - No Interest in Property.
          -----------------------------------------------------------

          Builder is entering into this Agreement not as a partner or agent (except to the limited extent provided herein) of Owner, but as an independent contractor to provide the services set forth in this Agreement. By entering into this Agreement, Builder acknowledges that Builder is acquiring no rights whatsoever in the Property and under no circumstances whatsoever will aquifer any interest in the Property except as may result under California Civil Code Sections 3109 through 3154 or other laws relating to the enforcement of rights by mechanics, materialmen, contractors, and the like. In acknowledging that Builder is acquiring nor rights whatsoever in the Property, and will, under no circumstances acquire any interest in the Property other than under mechanics' lien laws to the extent they are applicable, Builder shall not assert, in any legal action or otherwise, any right or interest in the Property and will not record any lis pendens or any similar notice or lien against the Property other than as expressly allowed under the mechanics' lien laws. By entering into this Agreement, Builder acknowledges that it is acquiring no rights whatsoever in the total revenues from the Project (except to the extent to receive funds due to Builder hereunder from the sale escrow upon the close thereof) and that Owner has no obligation to keep and maintain such revenues in a separate account, account for the Project revenues to Builder, deposit or invest the Project revenues to earn interest thereon, or otherwise take any other action with respect to the Project revenues whether or not such actions would benefit the Builder.

     21.  Non-Discrimination.
          ------------------

          Builder shall comply with all laws that require Builder to be an equal opportunity, non-discriminatory employer and shall comply with the federal and state laws with

                                       9.

respect to non-discrimination with respect to the sales of the Homes. The Builder agrees that there shall be no discrimination against or segregation of any person or group of persons on account of race, color, religion, age, politics, physical handicap, place of residence, creed, sex, sexual preference, marital status or national origin in connection with respect to the construction of the Project and the sale of the Homes.

     22.  Competition.
          -----------

          Until the sale escrow for the last of the Homes is closed or until this Agreement is terminated if such termination occurs before the sale escrow for the last of the Homes is closed, Builder and its affiliates shall not, without the prior written approval of Owner, have any interest nor may it engage in any other activities of any type, including, without limitation, (I) being a general or limited partner in any partnership or a shareholder, officer or director of any corporation, (ii) rendering advice or services to other investors, and (iii) investing its own capitol or revenues with the capitol or revenues of others in any fashion in any competing single family housing project which is situated within a one (1) mile radius from the center point of the Project. Such competitive activity shall include, without limitation, activities in connection with the ownership, development, operation, management, leasing, sale. and syndication of single family detached residential houses within the radius.

     23.  Owner's Responsibility for Funding.
          ----------------------------------

          Owner shall pay all of the costs, fees, expenses, taxes, debt service, bond premiums, deposits, insurance premiums, brokerage commissions to unrelated third parties, and the like which are in any way directly or indirectly related to the ownership of the Property, the development and construction of the Project, and the sale of the Homes (except for the overhead of Builder), including, but not limited to:

          (a) All costs for architectural, legal (including the cost due to Builder's counsel to draft this Agreement), accounting, engineering and other consultant services.

          (b) All costs for soil, geological, and toxic and hazardous waste studies incurred by consultants and under contracts designated or approved by Owner.

          (c) All construction costs, including labor and material costs and equipment rental and repair, and the costs to maintain the Project free of weeds, debris, pests, toxic, or hazardous waste.

          (d) All costs for on-tract construction superintendents during the course of construction (including reasonable payroll and transportation costs, if any).

          (e) All costs of establishing, maintaining, and operating an on-tract construction field office.

          (f)   All governmental licenses and fees relating to the Project.

          (g) All marketing and advertising costs and cost of sale, including but not limited to: the construction, landscaping, and decoration of the model Home complex, holding a Grand Opening for the Project, signage, advertising sales brochures, constructing and operating

                                      10.

an on-site sales office (exclusive of the cost of sales personnel), escrow and title charges, and other closing costs, brokerage commissions to unrelated third parties, but excluding any brokerage commissions to the personnel of Builder and the cost of on-site salespersons (the cost of which shall be paid by Builder).

          (h) All premiums on general liability, workers compensation, course of construction and any other insurance required by Owner to be carried by Builder (but excluding insurance relating to the general operation of Builder's business, other insurance which is specified in this Agreement as a cost to be paid by Builder, and worker's compensation insurance to cover Builder's employees, except to the extent it covers on-tract employees), the specific arrangements for which have been approved by Owner.

          (i) All real property taxes and assessments which are due and payable against the Property.

          (j) All payments of principal, interest, loan fees, discounts, costs and fees related to any financing obtained by Owner to fund the construction of the Project and the sale of Homes.

          (k) All bond premiums, deposits, security, and all other similar costs or security required by any governmental entity, utility, or any other entity which requires any such item with respect to the Project.

     24.  Disbursement of Funds.
          ---------------------

          Disbursement of funds by Owner pursuant to this Agreement shall be according to the system provided below.

          (a)   Application for Payment.  On the first and fifteen of each month
                -----------------------
during the term of this Agreement, Builder shall submit to Owner's designated person for the Project an itemized application for payment ("Application for Payment"). Each Application for Payment submitted to the superintendent shall include a detailed statement of all costs and expenses incurred in connection therewith, and copies of appropriate bills and invoices evidencing the total amount expended, incurred or due to a subcontractor, materialmen, or laborer for work done pursuant to this Agreement or materials furnished or incorporated in such work. The Application for Payment shall reflect bills incurred in accordance with the construction payment schedule. The presentation to the superintendent of such an Application for Payment shall constitute a representation on the part of Builder that the costs specified therein have been incurred properly in the development of the Project and in accordance with this Agreement, and Owner shall be entitled to rely thereon. Along with the Application for Payment, Builder shall furnish such additional items as required by Bank.

          (b)   Operating Account.  Owner shall deposit funds equal to the
                -----------------
amount of the Application for Payment in an account (the "Operating Account") within ten (10) days after Owner's superintendent's receipt and approval of such Application for Payment. Builder shall prepare and deliver to Owner monthly reconciliations for the Operating Account.

          (c)  Payment from Operating Account.  Owner shall fund the Operating
               ------------------------------
Account with at least Twenty Thousand Dollars ($20,000.00) and shall maintain that amount in said

                                      11.

Account. Builder shall be permitted to draw checks without restriction from the Operating Account for payment of approved outstanding bills. Builder may, without the prior approval of Owner, pay bills for the Project provided, however, that no single bill paid by Builder from said Account may be more than Five Thousand Dollars ($5,000.00). Payment of bills in excess of that amount shall require the prior approval of Owner.

     25.  Payment of Costs by Builder.
          ---------------------------

          Except as otherwise provided herein, the following items of cost shall be borne solely by Builder and shall not be deemed a Project cost, and Builder shall hold Owner free and harmless therefrom:

          (a) All overhead Expenses of Builder including, without limitation, salaries and other payments or benefits to principals, shareholders, officers, employees, and agents and the cost of maintaining off-site offices and operating Builder's business.

          (b) All cost of accounting and accounting personnel employed by Builder and used to maintain the books and records of all work performed pursuant to this Agreement.

          (c) Business licenses and fees of Builder, except as required specifically for the Project by governmental entities having jurisdiction thereof.

          (d) Builder's workers compensation and employer liability insurance (except to the extent it covers on-tract employees which shall be a cost of Owner) and other costs for insurance not specifically required by Owner to be carried in connection with the Project.

          (e) All brokerage commissions or sale fees paid to Builder's employees or Sales Agent.

     26.  Real Property Taxes.
          -------------------

          During the period of this Agreement, Owner shall pay all real property taxes imposed against the Property so long as, and to the extent, the Property is owned by Owner. Builder shall be required to request and, if possible obtain from the County Tax Assessor a builder inventory exclusion to preclude the obligation to pay a supplementary tax bill during construction of the Project.

     27.  Builder's Compensation.
          ----------------------

          Owner shall pay, or cause to be paid, to Builder the following compensation which shall be the only compensation or consideration paid to Builder for its services hereunder:

          (a)   Overhead Draw.  To reimburse the Builder for all of the overhead
                -------------
administrative expense it incurs in administering the development of the Project and the marketing of the Homes, Owner shall pay Builder an overhead draw (the "Overhead Draw" herein) in the amount of Two Percent (2.0%) of the gross sales price of the Homes. Said Overhead Draw may initially be payable in advance in equal monthly payments over Thirty (30) months commencing on the date this document is signed, computed on the project gross sales price of the Homes.
Such Overhead Draw shall initially be paid from cash available from the

                                      12.

construction loan or other Project financing with the balance of said Overhead Draw, if any, payable by Owner as the Homes are sold. The monthly payment of the Overhead Draw shall be adjusted from time to time as necessary to reflect the actual gross sale prices of the Homes.

          (b)   Development Fee.  No development is paid on this project.
                ---------------

          (c)   Sales/Marketing Fee.  As compensation for Builder selling and
                -------------------
marketing the Homes, Owner shall pay Builder a sales/marketing fee (the "Sales/Marketing Fee" herein) in the amount of Two Percent (2.0%) of the gross sales price of the Homes. The Sales/Marketing Fee shall be paid by Owner to Builder on a Home by Home basis at the close of escrow for the sale of each Home. The Sales/Marketing Fee shall be paid to Builder from the net sales proceeds of each Home otherwise payable to Owner from the sale escrow or, if there are not sufficient proceeds available through the escrow to pay the Sales/Marketing Fee to Builder, Owner shall concurrently with the close of the sale escrow for each Home, pay Builder the balance of the Sales/Marketing Fee due to Builder as a result of the sale fees due to Builder's employees or to the Sales Agent or it's employees from the Sales/Marketing Fee and shall, except for the costs to be paid by Owner as set forth herein, indemnify and hold Owner free and harmless therefrom.

          (d)  Warranty Expense.  Builder shall be responsible for all warranty
               ----------------
costs, including general and administrative expenses associated with the project. Builder agrees to administer Owner's Home Warranty Program as called for in Paragraph 37.

          (e)  Builder Design Center Fee to Builder.  Builder will provide the
               ------------------------------------
services of its design center to the buyers of the Homes who may use such services to purchase flooring upgrades and other options to their respective Home that are not available on the standard production Home. All profits generated by Builders Design Center shall remain with Builder.

     28.  Termination for Cause by Owner.
          ------------------------------

          In the event Builder is in default of any of its covenants, duties or obligations hereunder and Builder fails to correct such default within a reasonable time given the nature of the covenant, duty or obligation in question (but no less than Thirty (30) days following written notice from Owner specifying in reasonable detail such default), Owner shall have the right, at its option, to terminate this Agreement for "cause" upon written notice to the Builder. In the event Owner terminates this Agreement for "cause" pursuant to this Paragraph, the following provisions shall apply:

          (a)  Builder's Compensation.  In the event this Agreement is
               ----------------------
terminated by Owner for "cause" pursuant to this Paragraph 28, Builder shall have no right to receive any portion of the fees set forth in Paragraph 27 that have not been paid to it as of the date of termination. Builder shall have no right after such termination to enter upon the Property, except for the sole purpose of collecting property of Builder and the personal effects of Builder's employees.

          (b)  Right of Entry.  In addition to Owner's rights pursuant to
               --------------
Paragraph 33, Owner may take possession of and use, in completing the Project or any portion thereof, such materials, machinery, tools, equipment, appliances, and other items of personal property as may be located on the Property upon such termination for "cause" which have been paid for by

                                      13.

Owner or which are not timely removed by Builder, free of charge and without liability to Builder for any use or damage.

     29.  Termination Without Cause by Owner.
          ----------------------------------

          Notwithstanding any other provision of this Agreement, Owner shall have the right to terminate the Agreement without cause in Owner's sole discretion, upon Ninety (90) days written notice to Builder. In the event Owner terminates this Agreement pursuant to the Paragraph 29, Owner shall remain obligated to Builder for all fees which would be earned by Builder hereunder which fees shall be paid upon the closing of the sale escrow for each and all of the seventy-nine (79) Homes. Owner shall pay such fees to Builder in accordance with the terms of this Agreement, provided, however, all unpaid fees shall be due and payable in full, irrespective if the Homes have been constructed or sold, One (1) year from the date of termination by Owner without cause under this Paragraph 29. Owner shall provide Builder with reasonable access to the Property and all portions of the Project for the purposes of removing its movable personal property as described in Paragraph 33 In the event Builder does not remove an item of its movable personal property with Thirty (30) days following such termination, in addition to Owner's rights pursuant to Paragraph 33, Owner shall have the right to use such property in completing the Project or any portion thereof, free of charge and without liability to Builder for the use thereof or damage thereto.

     30.  Termination for Cause by Builder.
          --------------------------------

          In the event Owner defaults and fails to cure the default under this Agreement within a reasonable time after written notice from Builder specifying in reasonable detail such default (but in no event more than Five (5) business days for the payment of money and no more then Thirty (30) days for all other duties of Owner), if Builder is not also in default, Builder shall have the right, at its option, to terminate this Agreement for "cause" upon written notice to Owner. In the event Builder terminates this Agreement for "cause" pursuant to this Paragraph 30, the rights of Owner and Builder shall be as set forth in Paragraph 29.

     31.  Termination Due to Lack or Performance.
          --------------------------------------

          (a) Owner and Builder acknowledge that it is in the best interest of both parties that this Agreement remain in force provided that Builder is able to develop and successfully market an acceptable number of Homes over a given period of time. Accordingly, if, due to no fault of either Owner or Builder, Builder is not able to successfully develop and close the sale escrow on at least eighteen (18) Homes during any six calendar month period commencing with the first full calendar month after the close of the sale escrow for the first Home sold hereunder, then upon the written notice from one party to the other, either party may terminate this Agreement due to lack of performance.

          (b) In the event that either party cancels this Agreement for lack of performance pursuant to Paragraph 31(a) above, Builder agrees to complete the construction of any Homes then under construction and to market all such Homes. Owner and Builder agree that all of the terms and conditions hereunder, including the payment of all fees due to Builder, shall continue in full force and effect until the close of the sale escrow for the last of such Homes. At that time, this Agreement shall terminate and neither party shall have any further obligation to the other hereunder.

                                      14.

     32.  Owner's Unfettered Right to Deal With the Property Upon Any
          -----------------------------------------------------------
          Termination.
          -----------

          Builder acknowledges that, upon any termination of this Agreement whether with or without cause, Owner shall have the right to deal with the Property in any way it desires including, but not limited to, selling all or a portion of the Project or any of the Homes whether or not completed or Property completely changing any existing plan for the development of the Property, or postponing or terminating any development of the Property. Builder acknowledges that it shall have no right whatsoever to dictate or provide any input regarding the development of the Property after any termination of this Agreement.

     33.  Removal by Builder.
          ------------------

          Upon termination of this Agreement, Builder shall cease and quit all activities and entry upon the Property. Upon such termination, Builder shall, without expense to Owner, remove or cause to be removed from the Property all movable signs, furnishings, equipment, trade fixtures, merchandise and other movable personal property owned by Builder and installed or placed thereon. Builder shall repair all damage to the Property and remove debris and rubbish resulting from such removal. If Builder fails to remove any of such signs, furnishings, equipment, trade fixtures, merchandise or other personal property within Thirty (30) days after such expiration or termination of this Agreement, then Owner may, at its sole option: (I) deem any or all of such items abandoned as the sole property of Owner, or (ii) remove any or all of such items and dispose of same in any manner, or store same for Builder, in which event the expense of such disposition or storage shall be borne by Builder and shall be immediately due and payable and Owner may, at its option, deduct such expenses from any amount due and payable to Builder.

     34.  Other Rights Upon Termination.
          -----------------------------

          In the event of any termination of this Agreement whether with or without cause, Owner shall be free to make any changes and arrangements as Owner deems appropriate in order to obtain completion of the duties which are the obligation of Builder under this Agreement. Upon any termination of this Agreement, Owner and Builder shall be relieved of further performance under this Agreement except as expressly set forth and except that a termination shall in no way affect Builder's indemnity obligations or other legal liability to Owner or invalidate, reduce or restrict the rights of Builder or Owner to pursue remedies for any branch of performance of wrongful act, error or omission occurring prior to the termination, regardless of whether the non performance, act, error or omission was known by the aggrieved party at the time of termination. In addition, Builder shall perform all obligations under this Agreement relating to the cessation and quitting of activities; entry upon the Property; and turnover of all documents and other materials relating to the Project or the sale of the Homes, regardless of whether Builder believes the termination is proper or justified.

     35.  Insurance.
          ---------

          (a) Owner at its sole cost and expense shall at all times hereunder cause to be issued the insurance coverage hereinafter set forth from companies reasonably acceptable to both Owner and Builder. If at any time such required insurance coverage is not timely provided by Owner or such required coverage lapses, Builder, at the sole cost and expense of Owner, may

                                      15.

cause such required insurance to be issued. Al policies of insurance shall be in such amounts as reasonably required by Builder, and shall include Builder as an additional insured, certificates of the required insurance coverage shall be delivered by the insurance carrier to Builder promptly following the issuance of an insurance policy and all such policies shall provide that the coverage thereunder cannot be canceled or diminished upon not less than Thirty (30) days prior written notice thereof delivered to Builder by certified mail.

          (b) Owner shall provide all insurance coverage as may from time to time be reasonably be requested by Builder or by Bank to protect the interests of Owner, Builder, and/or Bank, or any other lender which makes a loan to the Project, and any other person or entity who may from time to time have an insurable interest in the Project. Such required insurance shall include, but not be limited to:

               (i) All risks insurance including, without limitation, fire, earthquake (as may be required by a third party lender), theft, and the like covering the full insurable value of the constructed improvements to the Project;

               (ii) General Liability insurance with coverage for any one person or entity from one insured event of not less than Two Million Dollars ($2,000,000) and a total policy limit for all claims from all insured events of not less than Five Million Dollars ($5,000,000);

               (iii)  Workman's compensation insurance; and

               (iv)   Non-owned automobile insurance.

          (c) All insurance proceeds from any claim under an insurance policy maintained hereunder shall be delivered to Builder which shall distribute or use such proceeds to cover, pay, or reimburse the person or entity which suffered the loss. Notwithstanding the foregoing, insurance proceeds from all risks insurance shall be distributed and utilized as required by any construction lender or other lender who has an insurable interest in the Project.

     36.  Builders Representations and Warranties to Owner.
          ------------------------------------------------

          In addition to any other representations and warranties of Builder contained in this Agreement, Builder warrants and represents that the following facts are true and correct as of the date of this Agreement, and Builder's making of each request for disbursement of funds by Owner pursuant to Paragraph 24 shall constitute a new representation and warranty that the following facts remain true and correct as of the date of the request, unless previously disclosed in writing by Builder to Owner. These representations and warranties, and any liability of Builder arising therefrom, shall survive any termination of this Agreement.

          (a)  Authority.  Builder has the full right and authority to enter
               ---------
into this Agreement and to perform all of Builder's obligations hereunder, and each of the persons signing this Agreement on behalf of Builder is authorized to do so, and the signature or consent of no other person or entity is required.

          (b)  Licenses Held by Builder.  To the extent required by law in order
               ------------------------
to fully perform its obligations pursuant to this Agreement, Builder is licensed and in good standing as a

                                      16.

building contractor under the laws of the State of California and Builder holds all other licenses and is in compliance with all other laws and regulations which may affect Builder's ability to perform pursuant to this Agreement. Builder is also licensed and in good standing as a real estate broker under the laws of the State of California.

          (c)  Insolvency.  Builder has not: (I) made a general assignment for
               ----------
the benefits of creditors; (ii) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by Builder's creditors; (iii) suffered the appointment of a receiver to take possession of all of substantially all of Builder's assets; or (iv) suffered the attachment or other judicial seizure of all, or substantially all, of Builder's assets.

          (d)  No Defaults by Builder.  There have been no acts or omission of
               ----------------------
Builder which would constitute a default under this Agreement.

     37.  Owner's Limited Liability.
          -------------------------

          Owner shall not be liable to Builder for any loss, damage, injury, or claim of any kind or character to any person or property, except to the extent caused by the willed misconduct of Owner or its officers, directors, affiliates, or employees, arising from or caused in connection with the development of the Property or the construction or sale or other conveyance of Homes. A warranty policy will be provided by Residential Warranty Corporation to be paid for through escrow by owner.

     38.  Builder's Liability Indemnity.
          -----------------------------

          Builder hereby indemnifies and shall defend and hold harmless Owner, and its officers, directors, affiliates, partners, agents, employees, licensees, invitees, and contractors against all lost, expense (including, but not limited to, attorneys fees and court costs), damage, injury, liability, cause of action or claim of any kind or character to any person or property due in any part to the gross negligence, willful misconduct, or material breach of any agreement by Builder with respect to the obligations of Builder to develop the Project and market the Homes as provided herein. The indemnity and agreement to defend and hold harmless by Builder are intended to apply with respect to loss, expense, damage, injury, or claim arising during the terms of this Agreement, or following any expiration or other termination of this Agreement and shall survive the expiration or other termination of this Agreement.

     39.  Confidentiality and Restrictions on Disclosure.
          ----------------------------------------------

          Builder and Owner shall not, unless it has obtained the prior written consent of the other party, release, publish or otherwise distribute, and shall not authorize or permit any person or entity to release, publish or distribute, any information regarding the financial arrangements between Owner and Builder pursuant to this Agreement, any marketing studies for the Project, and financial information regarding the construction of the Project or the sale of the homes, and this Agreement, except as shall be required to perform the disclosing party's obligations hereunder or as may be required by law. Owner acknowledges that Builder may have to file this Agreement with the Securities and Exchange Commission.

                                      17.

     40.  Assignment.
          ----------

          Builder may not encumber, assign, or otherwise transfer this Agreement or any right or interest hereunder without the prior written consent of Owner. Builder acknowledges that in entering into this Agreement, Owner has bargained for the services specifically of Builder, and therefore, Builder agrees that Owner may for any reason on Owner's sole discretion, withhold its consent to any assignment or other transfer of any rights of Builder hereunder except the right to received the monies set forth in Paragraph 27 hereof which Builder may assign without restriction.

     41.  Notices.
          -------

          All notices, requests, demands, and other communications required to or permitted to be given under this Agreement shall be in writing and shall be conclusively deemed to have been duly given (I) when hand delivered to the other party; or (ii) when received when sent by facsimile to the facsimile number set forth below (provided, however, that notices given by facsimile shall not be effective unless either (x) a duplicate copy of such facsimile notice is promptly given by depositing same in a United States post office with first-class postage prepaid and addressed to each party hereto as set forth below, or
(y) the receiving party delivers a written confirmation of receipt for such notice either by facsimile or any other method permitted hereunder; additionally, any notice given by facsimile shall be deemed received on the next business day if such notice is received after 5:00 p.m. (recipients time) or on a non-business day); or (iii) three (3) business days after the same have been deposited in a United States post office with first-class or certified mail return receipt requested with postage prepaid and addressed to each other party hereto as set forth below; or (iv) the next business day after same have been deposited with a national overnight delivery service delivery charge prepaid, addressed to each other party as set forth below with next-business-day delivery guaranteed. Each party shall make an ordinary, good faith effort to ensure that any person to be given notice actually receives such notice. A party may change or supplement the addressees and facsimile numbers given below, or designate additional addresses and facsimile numbers, by giving each other party hereto written notice of the new address and/or facsimile number in the manner set forth below. All such communications shall be addressed as follows:

     To Builder:     Inco Homes Corporation
                     P.O. Box 970
                     Upland, CA  91785
                     Attn: Ira C. Norris, Chairman
                     Telephone: (909) 981-8989
                     Facsimile: (909) 982-9784

                     With a copy to:

     To Owner:       Harwood Palmdale Partners I, LP     Harwood Homes, Inc.
                     c/o Fred E. Liao                    c/o Herbert Hirsh
                     147 E. Olive Avenue                 14044 Ventura Blvd., Suite 206
                     Monrovia, CA 91016                  Sherman Oaks, CA  91423
                     Telephone: (626) 358-5888           Telephone: (818) 981-7085
                     Facsimile: (626) 358-0338           Facsimile: (818) 981-7969

                                      18.

     42.  Applicable Law - Consent to Jurisdiction and Venue.
          --------------------------------------------------

          This Agreement shall in all respects be governed by the laws of the State of California which are applicable to agreements executed and to be fully performed therein. The parties further agree that all actions or proceedings arising in connection with this Agreement shall be litigated or arbitrated exclusively either in the State or the Federal Courts or by an arbitrator, as appropriate, located in the County of San Bernardino, State of California which courts shall have personal jurisdiction over the parties hereto.

     43.  Severability.
          ------------

          No term, condition or provision of this Agreement shall be interpreted or construed to require the performance of any act, duty or obligation that is contrary to law. If any term, condition or provision of this Agreement is determined to be illegal, unenforceable or invalid in whole or part for any reason, such provision shall be stricken from this Agreement to the limited extent necessary to bring this Agreement within the requirements of the law and this Agreement to the fullest extent practical shall otherwise be deemed legal and valid and shall continue in full force and effect.

     44.  Further Assurances.
          ------------------

          Each of the parties hereto shall execute and deliver any and all additional papers, documents and other assurances, and shall do any and all acts and things reasonably necessary in connection with the performance of their respective obligations hereunder and to carry out the intent of the parties hereto.

     45.  Successors and Assigns.
          ----------------------

          All of the terms and provisions contained herein shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs personal representatives, successors and assigns.

     46.  Entire Agreement.
          ----------------

          This Agreement constitutes the entire understanding and agreement of the parties and any and all prior agreements, understandings, or representations and/or warranties of any kind are hereby terminated and canceled in their entirety and are of no further force or effect. No amendment, change or modification of this Agreement shall be valid unless such document is in writing and signed by all of the parties hereto.

     47.  Attorney's Fees.
          ---------------

          In the event any action of any type, including, but not limited to, suit, collection, counterclaim, appeal, arbitration and/or mediation, is instituted or brought by a party to enforce any of the terms and provisions hereof and/or to obtain a declaratory judgment with respect to the status of his rights hereunder (collectively and "Action" herein), the losing party shall pay the prevailing party all costs, expenses and fees whatsoever incurred by the prevailing party with respect to bringing and prosecuting such Action (including and appeal) and enforcing and

                                      19.

judgment, order ruling, or award granted thereunder, including reasonable attorney's fees and court costs as the Court or the arbitrator may award.

     48.  Captions.
          --------

          The captions appearing at the commencement of the paragraphs hereof are descriptive only and for convenience in reference. Should there be any conflict between any such caption and the paragraph at the head of which it appears, the paragraph and not such caption shall control and govern in the construction of this Agreement.

     49.  Incorporation of Exhibits.
          -------------------------

          All exhibits attached hereto and referred to herein are incorporated in this Agreement as though fully set forth in the body hereof.

     50.  Waiver.
          ------

          No consent to any action, waiver of any provision, or waiver of any breach of any duty or obligation hereunder shall constitute a waiver of any other provision or consent to any other action or subsequent breach, whether or not similar. No waiver or consent shall constitute a continuing waiver or consent or commit a party to provide a waiver in the future except to the extent specifically set forth in writing. Any waiver given by a party shall be null and void if the party requesting such waiver has not provided to the waiving party a full and complete disclosure of all material facts relevant to the waiver requested.

     51.  Third Party Beneficiaries.
          -------------------------

          This Agreement and every provision herein is made exclusively for the benefit of the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors and permitted assigns; provided, however, nothing in this Agreement is intended to relieve or discharge the obligations or liability of any third person to any party to this Agreement.

     52.  Time of the Essence.
          -------------------

          Time is of the essence with respect to the performance of all of the duties and obligations set forth in this Agreement.

     53.  General Interpretation.
          ----------------------

          The terms of this Agreement have been negotiated by the parties hereto and the language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent. No rule of strict construction will be applied against any party hereto. This Agreement shall be construed equally against all parties hereto without regard to any presumption or rule requiring construction against the party who drafted this Agreement or any portion thereof.

                                      20.

     54.  Representation of Authority of Signatories.
          ------------------------------------------

          Each person signing this Agreement represents and warrants to each other party hereto that he or she is duly authorized and has legal capacity to execute and deliver this Agreement. Each party further represents and warrants to each other party hereto that the execution and delivery of this Agreement and the performance of such party's obligation hereunder have been duly authorized and that the Agreement is a valid and legal agreement binding on such party and enforceable in accordance with its terms.

     55.  Execution of Agreement.
          ----------------------

          Each party has been represented by counsel in the negotiation and execution of this Agreement. This Agreement was executed voluntarily without any duress or undue influence on the part of or on behalf of the parties hereto. The parties acknowledge that they have read and understood this Agreement and its legal effect. Each party acknowledges that it has had a reasonable opportunity to obtain independent legal counsel for advice and representation in connection with this Agreement.

     56.  Arbitration.
          -----------

          The parties shall, at the request of wither party, submit any dispute concerning the interpretation of or the enforcement of rights and duties under this Agreement to final and binding arbitration pursuant to the rules of the American Arbitration Association. At the request of any party, the arbitrators, attorneys, parties to the arbitration, witnesses, experts, court reporters, or other persons present at the arbitration shall agree in writing to maintain the strict confidentiality of the arbitration proceedings. Arbitration shall be conducted by a single, neutral arbitrator, or, at the election of any party, three neutral arbitrators, appointed in accordance with the rules of the American Arbitration Association. The award of the arbitrator(s) shall be enforceable according to the applicable provisions of the California Code of Civil Procedure. The arbitrator(s) may award damages and/or permanent injunctive relief, but in no event shall the arbitrator(s) have the authority to award punitive or exemplary damages. If proper notice of any hearing has been given, the arbitrator(s) will have full power to proceed to take evidence or to perform any other acts necessary to arbitrate the matter in the absence of any party who fails to appear.

                                      21.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Development and Marketing Agreement as of the day and year first above written.

("Builder")                                    ("Owner")

                                               GENERAL PARTNER:

Huntington Homes, LLC                          GTB Development Co.
a Delaware Limited Liability Company           a California Corporation

By:    Inco Homes Corporation,
       a Delaware Corporation,                 By:   /s/ HERBERT HIRSH
                                                  --------------------------
       as Managing Member                             Herbert Hirsh
                                                      President

By:     /s/ IRA C. NORRIS                      LIMITED PARTNER:
       -----------------------------
        Ira C. Norris,
        Chairman of the Board                  Overland Company, Inc.

                                               By:   /s/ FREDERICK E. LIAO
                                                  --------------------------
                                                      Frederick E. Liao
                                                      President

                                               Ephram Investment, Inc.

                                               By:
                                                  --------------------------
                                                      Andrew Hsu
                                                      President

                                      22.